UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2022, Bradley G. Garner resigned as Principal Financial and Accounting Officer; Secretary of HG Holdings, Inc. (the “Company”). Mr. Garner will be focusing his efforts on his role as the Chief Financial Officer at Hale Partnership Capital Management, LLC and board member at National Consumer Title Insurance Company (“NCTIC”), Monarch National Insurance Company, and HC Government Realty Trust Inc. Mr. Garner’s resignation was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Garner’s resignation, the board of directors of the Company (the “Board”) has elected Justin H. Edenfield to serve as Principal Financial and Accounting Officer; Secretary of the Company effective as of August 5, 2022.

Mr. Edenfield has served as Chief Financial Officer of HG Managing Agency, LLC (“HGMA”), a managing service company, since 2021 and Omega National Title Agency, LLC (“Omega”), a title & escrow agency, since February 2017.  He has also served as Director, Treasurer and Chief Financial Officer of NCTIC, an insurance company, since February 2017.  HGMA, Omega and NCTIC all became wholly-owned subsidiaries of the Company in 2021. He has also served as Treasurer and Chief Financial Officer of Capital Preferred Insurance Company, Inc., CPIC Holding Company, LLC, SFPC Holding Company, LLC, all insurance companies, since February 2017.  He served as Director, Treasurer and Chief Financial Officer of Southern Fidelity Insurance Company, Inc. and affiliates, all insurance companies, from February 2017 through October 2021, and of Preferred Managing Agency, Inc., also an insurance company, from May 2016 through October 2021.

Mr. Edenfield, age 42, has no family relationships with any other director or executive officer of the Company and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Edenfield and any other person pursuant to which he was appointed to serve as an officer of the Company.  The compensation arrangements for Mr. Edenfield’s new position have not yet been determined.

In connection with Mr. Garner’s resignation, the Company and Mr. Garner have entered into a consulting agreement dated August 5, 2022 (the “Consulting Agreement) under which Mr. Garner agrees to provide certain transition and consulting services to the Company through December 31, 2022. The Consulting Agreement also contains customary provisions relating to intellectual property and work product rights being assigned to the Company as well as customary confidentiality provisions owed from Mr. Garner to the Company. Under the Consulting Agreement, the Company has agreed to pay Mr. Garner $10,416 per month and Mr. Garner is entitled to a cash payment of $125,000, payable in two equal installments on August 31, 2022 and January 1, 2023.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

On August 5, 2022, the Board authorized the repurchase of up to $1.5 million of shares of the Company’s common stock. The authorization does not obligate the Company to acquire a specific number of shares during any period and does not have an expiration date, but it may be modified, suspended, or discontinued at any time at the discretion of the Board. Repurchases may be made from time to time in the open market, or through privately negotiated transactions or otherwise, in compliance with applicable laws, rules and regulations, and subject to the Company’s cash requirements for other purposes, and other factors it deems relevant.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

10.1	Consulting Agreement, dated August 5, 2022, by and between HG Holdings, Inc. and Bradley G. Garner (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: August 11, 2022	By:	/s/ Justin H. Edenfield
Justin H. Edenfield
Principal Financial and Accounting Officer